EXHIBIT 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Alain Ghiai, Chief Executive Officer and Chief Financial Officer of GlobalPayNet Holdings, Inc., of GlobalPayNet Holdings, Inc., a Nevada corporation (the “Company”), certify  that:

The Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 8, 2009
	By:	/s/ ALAIN GHIAI
Alain Ghiai Chief Executive Officer and Chief Financial Officer